As filed with the Securities and Exchange Commission on November 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3404176 (I.R.S. Employer Identification No.)

100 Summer Street, Suite 2300, Boston, MA (Address of Principal Executive Offices)	02110 (Zip Code)

Amended and Restated 2019 Equity Incentive Plan, as amended

(Full Title of the Plan)

John Minardo

Senior Vice President, Chief Legal Officer and Secretary
Ironwood Pharmaceuticals, Inc.

100 Summer Street, Suite 2300

Boston, MA 02110

(Name and Address of Agent for Service)

(617) 621-7722

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Caroline Dotolo

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Ironwood Pharmaceuticals, Inc. (the “Registrant”) increased the number of shares of its Class A Common Stock, par value $0.001 per share, available for issuance under its Amended and Restated 2019 Equity Incentive Plan by 10,000,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of (i) its Registration Statement on Form S-8 (File No. 333-231887), filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2019 by the Registrant, relating to the Registrant’s 2019 Equity Incentive Plan, and (ii) its Registration Statement on Form S-8 (File No. 333-275436), filed with the SEC on November 9, 2023, relating to the Registrant’s Amended and Restated 2019 Equity Incentive Plan.

Item 8. Exhibits.

Exhibit	Description

4.1	Eleventh Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-34620) filed with the SEC on March 30, 2010.

4.2	Certificate of Retirement. Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-34620) filed with the SEC on January 3, 2019.

4.3	Certificate of Amendment of Eleventh Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34620) filed with the SEC on May 31, 2019.

4.4	Fifth Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-34620) filed with the SEC on March 30, 2010.

4.5	Amended and Restated 2019 Equity Incentive Plan. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34620) filed with the SEC on June 22, 2023.

4.6	Amendment No. 1 to the Amended and Restated 2019 Equity Incentive Plan. Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-34620) filed with the SEC on June 18, 2026.

4.7	Specimen Class A Common Stock certificate. Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-163275) filed with the SEC on January 20, 2010.

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 5, 2026.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Thomas McCourt
Thomas McCourt
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas McCourt, John Minardo and Ronald Silver, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of Ironwood Pharmaceuticals, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities identified and on November 5, 2026:

Signature	Title

/s/ Thomas McCourt	Chief Executive Officer and Director
Thomas McCourt	(Principal Executive Officer)

/s/ Ronald Silver	Interim Chief Financial Officer
Ronald Silver	(Principal Financial and Accounting Officer)

/s/ Julie H. McHugh	Chair of the Board
Julie H. McHugh

/s/ Mark Currie	Director
Mark Currie

Director
Alexander Denner

/s/ Jon Duane	Director
Jon Duane

/s/ Marla Kessler	Director
Marla Kessler

/s/ Catherine Moukheibir	Director
Catherine Moukheibir

/s/ Jay P. Shepard	Director
Jay P. Shepard